Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 47 to the Registration Statement (Form N-4, No. 033-59261) of Separate

Account B of Voya Insurance and Annuity Company, and to the incorporation by reference therein of our reports dated (a) March 27, 2014, with respect to the financial statements of Voya
 Insurance and Annuity Company and (b) April 9, 2014, with respect to the financial statements of
Separate Account B of Voya Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia December 18, 2014